EX-23 Consent of Experts

Consent of Independent Auditors

AAA Public Adjusting Group, Inc.

6365 Taft Street, Suite 1003

Hollywood, FL 33024

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form S-1 Amendment 3 of our report dated September 5, 2008, relating to the financial statements of AAA Public Adjusting Group, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Miami Beach, Florida

February 11, 2009

/s/ Baum & Company, P.A.